Exhibit 99.1

Intrexon Appoints Vinita Gupta, Leading Pharma Executive, to its Board of Directors

Germantown, MD, April 27, 2017 – Intrexon Corporation (NYSE: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced the appointment of Vinita Gupta to its Board of Directors effective April 25, 2017. Ms. Gupta is currently the Chief Executive Officer of Lupin Limited, a global pharmaceutical company developing and delivering a wide range of branded & generic formulations, biotechnology products and APIs.

Ms. Gupta has served as CEO of India-based Lupin since 2012. During her tenure as CEO, Lupin’s revenue and global footprint has expanded significantly. Notably, the acquisition of U.S-based drugmaker Gavis in 2016 provided the Company a manufacturing center in the U.S. and complemented their R&D capabilities in complex generics and controlled substances. Ms. Gupta has served as a director of Lupin since 2001 and serves on its Risk Management Committee. In addition, she has served as the CEO and Chairperson of Lupin Pharmaceuticals, Inc., the U.S. wholly owned subsidiary of Lupin, since 2003 and as a Director on the Board of Lupin’s Japanese subsidiary Kyowa Pharmaceuticals, since 2007.

Ms. Gupta won Entrepreneur of the Year as part of the 2016 Forbes India Leadership Awards and was named 2015 Ernst & Young Entrepreneur of the Year. She is regularly named in Forbes Asia Top 50 Power Business women listings for Asia Pacific. Ms. Gupta graduated from the University of Mumbai with a degree in pharmacy and received her MBA from the Kellogg School of Management at Northwestern University.

Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon, said, “Vinita’s exemplary leadership and management experience has been instrumental in formulating and executing strategy to help Lupin emerge as a leading global pharmaceutical corporation. On behalf of our Board of Directors, I welcome Vinita as her significant knowledge of all aspects of business from operations to government relations and finance to mergers and acquisitions will be a great asset for Intrexon.”

Ms. Gupta commented, “At Lupin, we take pride in belonging to an industry that makes a difference in the lives of people. That same spirit is part of what drives Intrexon’s innovative approach in developing biological solutions for global challenges across broad fields. I am pleased to join Intrexon’s Board and have the opportunity to guide progress as the Company advances inventive applications and executes on its vision.”

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. The Company’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon, on Facebook, and LinkedIn.

Trademarks

Intrexon, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.

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For more information regarding Intrexon Corporation, contact:

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

investors@intrexon.com

Corporate Contact:

Marie Rossi, Ph.D.

Director, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com